                                                       AMERICAN SKANDIA MASTER TRUST
                                                          SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment Services,  Incorporated (the "Investment  Manager") and Pacific Investment Management
Company LLC (the "Sub-Adviser").

                                                            W I T N E S S E T H
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WHEREAS,  American  Skandia  Master Trust (the "Trust") is a Delaware  business  trust  organized  with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the Trust will serve,  at least  initially,  as an investment  vehicle for other parties,  including  other  open-end  investment companies (or series of such companies) registered under the ICA; and

WHEREAS,  certain  series of American  Skandia  Advisor  Funds,  Inc.  (the  "Feeder  Fund"),  an open-end  management  investment  company established  under  the laws of the state of  Maryland,  currently  invest  all of their  respective  investable  assets  in  corresponding portfolios of the Trust; and

WHEREAS,  the Investment Manager and the Sub-Adviser each is an investment  adviser  registered under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the  "Trustees")  have engaged the  Investment  Manager to act as investment  manager for the
ASMT PIMCO Total Return Bond Portfolio (the "Portfolio"),  one series of the Trust, under the terms of a management  agreement,  dated June
1, 1997, with the Trust (the "Management Agreement"); and

WHEREAS,  the Investment  Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the Trustees have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser will formulate and implement a continuous  investment program for the Portfolio  conforming
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to the investment  objective,  investment  policies and  restrictions  of the Portfolio as set forth in the  Registration  Statement of the
Trust as in effect from time to time (the "Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust, and any investment  guidelines or other  instructions  received by the  Sub-Adviser  in writing from the Investment  Manager from time to time.
Any amendments to the foregoing  documents will not be deemed  effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser  will be available to consult with the Investment  Manager,  the Trust and Trustees at reasonable  times and upon  reasonable  notice  concerning  the business of the Trust,  including  valuations of securities which are not  registered  for public sale,  not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the
ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the
Trustees,  the Sub-Adviser in its discretion will determine which issuers and securities will be purchased,  held, sold or exchanged by the
Portfolio or otherwise  represented in the Portfolio's  investment  portfolio from time to time and, subject to the provisions of paragraph
3 of this Agreement,  will place orders with and give instructions to brokers,  dealers and others for all such transactions and cause such transactions  to be executed.  Custody of the  Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment
Manager will authorize the Custodian to honor orders and  instructions  by employees of the  Sub-Adviser  designated by the  Sub-Adviser to settle  transactions  in respect of the Portfolio.  No assets may be withdrawn from the Portfolio other than for settlement of transactions on behalf of the Portfolio  except upon the written  authorization  of  appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of administrative,  bookkeeping or accounting  services to the Portfolio except as  specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the  information  required to be provided by the  Sub-Adviser hereunder.  Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In  furnishing  the  services  under this  Agreement,  the  Sub-Adviser  will comply  with and use its best  efforts to enable the
Portfolio to conform to the  requirements  of: (i) the ICA and the regulations  promulgated  thereunder;  (ii) Subchapter M of the Internal
Revenue Code and the regulations  promulgated  thereunder;  (iii) other  applicable  provisions of state or federal law; (iv) the Agreement and Declaration of Trust and By-laws of the Trust;  (v) policies and  determinations  of the Trust and the Investment  Manager  provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Portfolio, as set out in the Registration  Statement in effect,  or as such investment  policies and restrictions from time to time may be amended by the
Portfolio's  shareholders or the Trustees and  communicated to the Sub-Adviser in writing;  (vii) the  Registration  Statement;  and (viii)
investment  guidelines  or other  instructions  received  in writing  from the  Investment  Manager.  Notwithstanding  the  foregoing,  the
Sub-Adviser shall have no  responsibility to monitor  compliance with limitations or restrictions for which information from the Investment
Manager or its authorized agents is required to enable the Sub-Adviser to monitor  compliance with such limitations or restrictions  unless such  information  is provided  to the  Sub-adviser  in writing.  The  Sub-Adviser  shall  supervise  and  monitor  the  activities  of its representatives, personnel and agents in connection with the investment program of the Portfolio.

         Nothing in this  Agreement  shall be implied to prevent  the  Investment  Manager  from  engaging  other  sub-advisers  to provide investment  advice and other services to the Portfolio or to series or portfolios of the Trust for which the  Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services itself in relation to the Portfolio or such other series or portfolios.

         The  Sub-Adviser  shall be responsible  for the  preparation and filing of Schedule 13-G and Form 13-F on behalf of the Portfolio.
The Sub-Adviser  shall not be responsible for the preparation or filing of any other reports  required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment Advisory  Facilities.  The Sub-Adviser,  at its expense,  will furnish all necessary investment  facilities,  including
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salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment  and  reinvestment  of the assets of the Portfolio,  the
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Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy  regarding  brokerage as set forth in the  Registration  Statement or as the Trustees may  determine  from time to time, as well as the  negotiation  of  brokerage  commission  rates  with  such  executing  broker-dealers.  Generally,  the  Sub-Adviser's  primary consideration  in placing  Portfolio  investment  transactions  with  broker-dealers  for  execution  will be to obtain,  and  maintain the availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage commission rates, will take all  relevant  factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer  to the  investment  performance of the Portfolio on a continuing  basis.  Subject to such policies and procedures as the  Trustees  may  determine,  the  Sub-Adviser  shall  have  discretion  to effect  investment  transactions  for the  Portfolio  through broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser) qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e)
of the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of commission  another  broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines  in good faith that such amount of  commission is reasonable in relation to the value of the  brokerage or research  services  provided by such  broker-dealer,  viewed in terms of either that  particular investment  transaction  or the  Sub-Adviser's  overall  responsibilities  with respect to the Portfolio and other accounts as to which the
Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act). Such allocation  shall be in such amounts and proportions as the Sub-Adviser  shall determine in good faith in conformity  with its  responsibilities  under  applicable laws, rules and regulations.  The Sub-Adviser will submit reports on such allocations to the Investment  Manager  regularly as requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating the  broker-dealers  to whom such allocations have been made and the basis therefor.

         Subject to the  foregoing  provisions  of this  paragraph  3, the  Sub-Adviser  may also  consider  the sale of  interests  in the
Portfolio  and  recommendations  by the  Investment  Manager  in the  selection  of  broker-dealers  to effect the  Portfolio's  investment transactions.  Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer  which provides  research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment Manager monthly,  quarterly and annual reports,  in such
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form as may be mutually agreed to by the parties hereto,  concerning  transactions and performance of the Portfolio,  including information required in the  Registration  Statement  or  information  necessary  for the  Investment  Manager to review the  Portfolio  or discuss the management  of it. The  Sub-Adviser  shall  permit the books and records  maintained  with respect to the  Portfolio  to be  inspected  and audited by the Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times during  normal  business  hours upon reasonable  notice.  The Sub-Adviser  shall immediately  notify both the Investment  Manager and the Trust of any legal process served upon it in connection  with its  activities  hereunder,  including any legal process  served upon it on behalf of the  Investment  Manager,  the
Portfolio or the Trust.  The  Sub-Adviser  shall promptly  notify the Investment  Manager of any changes in any  information  regarding the
Sub-Adviser or the investment program for the Portfolio as described in Section 9 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual  rate.  The fee
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shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In  computing  the fee to be paid to the  Sub-Adviser,  the net asset value of the  Portfolio  shall be valued as set forth in the
Registration Statement.  If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as  partners  or  participants  in a joint  venture.  The
Sub-Adviser  will pay its own  expenses  for the services to be provided  pursuant to this  Agreement  and will not be obligated to pay any expenses of the  Investment  Manager,  the  Portfolio or the Trust.  Except as  otherwise  specifically  provided  herein,  the  Investment
Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the Sub-Adviser.  The Investment  Manager has furnished the Sub-Adviser  with true,  correct and complete
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copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The  resolutions of the Trustees  approving the engagement of the  Sub-Adviser as portfolio  manager of the Portfolio and approving the form of this Agreement;

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Portfolio.

         The  Investment  Manager  will  furnish  the  Sub-Adviser  from  time  to  time  with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements as to items (a) through (f)
above  will be  provided  within 30 days of the time such  materials  become  available  to the  Investment  Manager.  Such  amendments  or supplements  as to item (g) above will be provided not later than the end of the business day next  following  the date such  amendments or supplements  become known to the Investment  Manager.  Any  amendments or  supplements  to the foregoing will not be deemed  effective with respect to the Sub-Adviser  until the Sub-Adviser's  receipt thereof.  The Investment  Manager will provide such additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager with true,  correct and
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complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized to give written and/or oral  instructions  to
                  Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish  the  Investment  Manager  from  time  to  time  with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements  will be provided  within 30 days of the time such  materials  become  available to the  Sub-Adviser.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment  Manager until the Investment  Manager's receipt thereof.  The Sub-Adviser will provide additional information as the Investment  Manager may reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this
Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any  information or  recommendation  supplied by the Sub-Adviser in
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connection  with the  performance  of its  obligations  hereunder  is to be regarded  as  confidential  and for use only by the  Investment
Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the Portfolio.  The parties also  understand that any information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Portfolio,  is to be regarded as confidential  and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the  Parties.  Each  party  hereto  hereby  further  represents  and  warrants  to the other  that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all jurisdictions  in which its  activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is  suspended  for any reason,  or if it is notified by any  regulatory organization or court of competent  jurisdiction that it should show cause why its registration should not be suspended or terminated;  and
(iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in  compliance  with Rule 17j-1(b) of the ICA.
The  Sub-Adviser  shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics,  including  the  Investment
Manager's Code of Ethics,  unless  specifically  adopted by the Sub-Adviser.  The Investment Manager further represents and warrants to the
Sub-Adviser  that (i) the appointment of the Sub-Adviser by the Investment  Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

10.      Liability.  In the  absence of willful  misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  for its  obligations
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hereunder,  the Sub-Adviser  shall not be liable to the Trust, the Portfolio,  the Portfolio's  shareholders or the Investment  Manager for any act or omission resulting in any loss suffered by the Trust, the Portfolio,  the Portfolio's  shareholders or the Investment Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and therefore,  nothing  herein shall in any way  constitute a waiver or limitation of any rights which the Trust,  the
Portfolio or the Investment Manager may have under applicable law.

11.      Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the  Sub-Adviser and any of its partners or employees,
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and persons  affiliated with the Sub-Adviser or with any such partner or employee,  may render  investment  management or advisory services to other investors and institutions,  and that such investors and institutions may own, purchase or sell,  securities or other interests in property  that are the same as,  similar to, or different  from those which are selected for purchase,  holding or sale for the  Portfolio.
The Investment  Manager further  acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to investments in securities or other  interests in property that are the same as, similar to, or different  from those selected for purchase,  holding or sale for the  Portfolio.  Purchases  and sales of  individual  securities  on behalf of the Portfolio and other series or portfolios of the
Trust or other accounts for investors or institutions as to which the Sub-Adviser  exercises investment  discretion will be made on a basis that is equitable and  consistent  with its fiduciary  obligations  to the Portfolio  and such other  accounts.  Nothing in this  Agreement shall impose upon the  Sub-Adviser  any  obligation to purchase or sell, or recommend for purchase or sale,  for the Portfolio any security which the  Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the Sub-Adviser or such partner's,  affiliate's or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise.

12.      Continuance  and  Termination.  This  Agreement  shall remain in full force and effect for one year from the date  hereof,  and is
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renewable  annually  thereafter by specific  approval of the Trustees or by vote of a majority of the outstanding  voting securities of the
Portfolio.  Any such  renewal  shall be approved by the vote of a majority of the Trustees who are not  interested  persons  under the ICA, cast in person at a meeting  called for the purpose of voting on such renewal.  This  Agreement may be  terminated  without  penalty at any time by the Investment  Manager or the Sub-Adviser upon 60 days written notice,  and will  automatically  terminate in the event of (i) its
"assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the
Securities  and Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination of the  Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel of the
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Sub-Adviser  with  responsibility  for making  investment  decisions in relation to the Portfolio (the "Portfolio  Manager(s)") or who have been  authorized to give  instructions  to the Custodian.  The  Sub-adviser  shall be responsible  for reasonable  out-of-pocket  costs and expenses  incurred  by the  Investment  Manager,  the  Portfolio  or the Trust to amend or  supplement  the  Trust's or the  Feeder  Fund's prospectus  to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities  Act of 1933, as amended (the
"1933 Act") or any other applicable statute, law, rule or regulation,  as a result of such change; provided,  however, that the Sub-Adviser shall not be responsible  for such costs and expenses where the change in Portfolio  Manager(s)  reflects the  termination of employment of the  Portfolio  Manager(s)  with the  Sub-Adviser  and its  affiliates or is a result of a request by the  Investment  Manager or is due to circumstances beyond the Sub-adviser's control.

         Any notice,  instruction  or other  communication  required  or  contemplated  by this  Agreement  shall be in  writing.  All such communications shall be addressed to the recipient at the address set forth below,  provided that either party may, by notice,  designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Pacific Investment Management Company, LLC
                           840 Newport Center Drive, Suite 360
                           Newport Beach, California 92660
                           Attention: Gordon C. Hally

Trust:                     American Skandia Master Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Eric C. Freed, Esq.

14.      Indemnification.  The Sub-Adviser agrees to indemnify and hold harmless the Investment  Manager,  any affiliated person within the
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meaning of Section 2(a)(3) of the ICA ("affiliated  person") of the Investment  Manager and each person,  if any who, within the meaning of
Section 15 of the 1933 Act,  controls  ("controlling  person")  the  Investment  Manager,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable legal and other expenses),  to which the Investment  Manager or such affiliated person or controlling  person of the  Investment  Manager may become  subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities hereunder (1) to the extent of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by the  Sub-Adviser,  any of the  Sub-Adviser's  employees  or representatives  or any  affiliate  of or any person  acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any supplement thereto,  or the  omission or alleged  omission to state  therein a material  fact  required to be stated  therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information furnished by the Sub-Adviser to the Investment Manager,  the Portfolio,  the Trust or any affiliated person of the Investment Manager,  the
Portfolio or the Trust or upon verbal  information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute,  or cause to be executed,  portfolio  investment  transactions  according to the requirements of the ICA; provided,  however, that in no case is the Sub-Adviser's  indemnity in favor of the Investment Manager or any affiliated person or
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controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the Sub-Adviser,  any affiliated  person of the Sub-Adviser and each controlling  person of the  Sub-Adviser,  if any,  against  any and all losses,  claims,  damages,  liabilities  or  litigation  (including reasonable  legal and other  expenses),  to which the  Sub-Adviser or such affiliated  person or controlling  person of the Sub-Adviser may become  subject  under the 1933 Act, the ICA,  the  Advisers  Act,  under any other  statute,  law,  rule or  regulation,  at common law or otherwise,  arising out of the Investment  Manager's  responsibilities as investment manager of the Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives  or any affiliate of or any person acting on behalf of the Investment  Manager,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any supplement thereto,  or the  omission or alleged  omission to state  therein a material  fact  required to be stated  therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with written information  furnished by the Sub-Adviser,  or any affiliated person of the Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however,  that in no case is the Investment  Manager's indemnity in favor of the Sub-Adviser or any
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affiliated  person or controlling  person of the  Sub-Adviser  deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  It is agreed that the Investment  Manager's  indemnification obligations  under this Section 14 will extend to expenses and costs (including  reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the Sub-Adviser's  failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The  provisions of this Agreement  shall be subject to all applicable  statutes,  laws,  rules and  regulations,
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including,  without limitation,  the applicable provisions of the ICA and rules and regulations promulgated thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions of the ICA.
If any provision of this Agreement shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this
Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions of this Agreement may be changed,  waived,  discharged or terminated only by an instrument
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in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or  termination  is sought.  This  Agreement
(including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws of the
         --------------------
State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any  provision of this  Agreement is held to be
         ------------
illegal or made invalid by court  decision,  statute,  rule or otherwise,  such  illegality  or invalidity  will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 5, 2000.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

-----------------------------------                           -----------------------------------
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                       American Skandia Master Trust
                                                  ASMT PIMCO Total Return Bond Portfolio
                                                          Sub-Advisory Agreement

                                                                 EXHIBIT A
                                                                 ---------

         An annual rate of .25% of the average daily nets assets of the Portfolio.